First M&F Corp. Investor Information
CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

July 20, 2009

FOR IMMEDIATE RELEASE

First M&F Corp. reports reduced loss, aggressively manages problem assets

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today that net income for the quarter ended June 30, 2009 was a loss of $5.111 million, or a negative $(.61) basic and diluted earnings per share, compared to the first quarter of 2009 loss of $27.241 million, or negative $(2.99) per share and a loss of $ .466 million, or $(.05) basic and diluted earnings per share for the second quarter of 2008.  The reported loss included $6.39 million in extraordinary loan loss provisioning.  The quarterly results also included $1.407 million in losses on the sale or write-down of Other Real Estate properties.

Hugh Potts, Jr., Chairman and CEO commented, “The effects of an extended credit cycle and continuing recession take their toll.  Our operating loss of $5.1 million makes it apparent that the recovery has not yet had any material effect on the issues which confront First M&F.  Special loan impairments continue though at a lesser volume.  These are the result of appraisals reflecting further declines in perceived market value of real estate.  The special assessment by the FDIC, reappraisal expenses, losses on other real estate and the squeeze on the margin from higher levels of non-performing assets are the primary negative drags on earnings.”

Mr. Potts further commented, “During the quarter, new loan production increased.  Mortgage volume continues to be strong and insurance commissions, though soft, still are not far off the year ago level.  Expenses are up, mostly due to credit-related issues, while core overhead expenses on day-to-day operations are at or below previous periods.”

Net Interest Income

Reported net interest income was down by 14.0% compared to the second quarter of 2008, with the net interest margin decreasing to 3.16% on a tax equivalent basis in the second quarter of 2009 as compared to 3.73% in the second quarter of 2008. The significant contributor to the decrease in net interest income year over year was the erosion in spreads as prime dropped through the second and fourth quarters of 2008. The net interest margin for the first quarter of 2009 was 3.33% as compared to 3.60% for the fourth quarter of 2008 and 3.70% for the third quarter of 2008.  Loan yields decreased to 5.70% in the second quarter of 2009 from 6.85% in the second quarter of 2008. Loan yields also decreased from the first quarter of 2009 to the second quarter as the effect of fourth quarter 2008 prime rate cuts continued to trim spreads. Average loans were $1.138 billion for the second quarter of 2009 as compared to $1.174 billion for the first quarter of 2009 and $1.201 billion during the second quarter of 2008. Loans decreased by $41.5 million in the second quarter of 2009 and fell by $27.3 million in the first quarter.  Mr. Potts stated, “We are actively pursuing strategies to improve our margin while balancing liquidity needs with our goal of maximizing earnings.”

Deposit costs decreased in the second quarter of 2009 from the first quarter of 2009 and from the second quarter of 2008, in response to the overall fall in rates as the Fed cut rates in the fourth quarter of 2008 and opportunities for re-pricing deposits were acted on.  Deposit costs were 2.19% in the second quarter of 2009 as compared to 2.99% in the second quarter of 2008. Deposits fell by only $3.613 million during the second quarter of 2009 but have grown $41.170 million since the second quarter of 2008. Management plans to continue to focus on core deposit growth for 2009 to encourage relationship-driven deposits as a stable source of low cost funding.

Loans as a percentage of assets were 68.16% at June 30, 2009 as compared to 73.90% at June 30, 2008 and 73.68% at December 31, 2008. Loans fell by 7.32% since the second quarter of 2008 while deposits grew by 3.25%.

Non-interest Income

Non-interest income, excluding securities transactions and impairment of investments, for the second quarter of 2009 fell by 2.07% compared to the second quarter of 2008, with deposit-related income down 4.03%.  Insurance agency commissions were down by 7.72%.

A major part of non-interest income is from deposit sources. Although down overall, deposit revenues continue to be supported by debit card fee income, which was up 28.85% in the second quarter of 2009 over 2008, while overdraft fee income decreased by 12.12%.

Non-interest Expenses

Non-interest expenses were up by 17.50% in the second quarter of 2009 as compared to the second quarter of 2008 largely due to increases in Other Real Estate expenses and losses and increased FDIC assessments including a special assessment of $.749 million.  Salaries and benefits were flat year over year.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the second quarter of 2009 were 6.87% as compared to .46% for the same period in 2008.  Net charge-offs totaled $19.378 million for the quarter versus $1.375 million a year ago and $3.252 million in the first quarter of 2009.  Non-accrual and 90-day past due loans as a percent of total loans were 7.19% at the end of the second quarter of 2009 as compared to 1.27% at the end of the 2008 quarter. The allowance for loan losses as a percentage of loans was 2.83% at June 30, 2009 as compared to 1.58% at June 30, 2008, reflecting increased provisioning. The provision for loan losses increased to $9.195 million in the second quarter of 2009 from $6.080 million in the second quarter of 2008 due to increased quarterly provisions.  The increased provision expense was a reaction to continued distress in real estate markets, and in construction and development loans in particular, as sales of existing inventory continued at a slow pace and real estate values fell. Mr. Potts commented, “Non-performing assets have increased, including an increase in Other Real Estate.  A portion of the reserve build-up over the last three quarters was used to charge down some credits and charge off others, leaving the reserve still at a healthy 2.83%.”  Mr. Potts continued, “Construction and Development (C&D) loans, our highest risk category, have been reduced by $48 million or 19% and are down to 19% of the portfolio from 22% at year-end.  Consumer credit has been given a renewed emphasis and, excluding student loans, is up 8% from year-end.  Our immediate focus is on credit quality issues and, at the same time, an adjustment of strategy in shifting from C&D and real estate collateral-dependent credits into owner-occupied businesses and retail.”

Balance Sheet

Total assets at June 30, 2009 were $1.625 billion as compared to $1.597 billion at the end of 2008 and $1.617 billion at June 30, 2008. Total loans were $1.108 billion compared to $1.177 billion at the end of 2008 and $1.195 billion at June 30, 2008. Deposits were $1.310 billion compared to $1.261 billion at the end of 2008 and $1.268 billion at June 30, 2008. Total capital was $132.656 million, or $ 11.46 in book value per common share at June 30, 2009.  Mr. Potts further added, “Capital levels are affected by the quarterly loss yet remain more than adequate.”  In closing Mr. Potts said, “The staff of M&F Bank is dedicated to the pursuit of true relationship banking, remediation and improvement in credit quality, improvement in the net interest margin, non-interest income growth, expense reduction and capital management.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	June 30	December 31	June 30
	2009	2008	2008
Cash and due from banks	42,128	47,738	52,983
Interest bearing bank balances	6,108	6,556	1,378
Federal funds sold	16,700	9,350	0
Securities available for sale (cost of
$326,902, $223,882 and $238,072)	330,925	227,145	236,936
Loans held for sale	4,897	7,698	6,327

Loans	1,107,741	1,176,595	1,195,202
Allowance for loan losses	31,323	24,918	18,901
Net loans	1,076,418	1,151,677	1,176,301

Bank premises and equipment	44,215	44,642	45,022
Accrued interest receivable	8,639	9,832	11,031
Other real estate	22,575	11,061	6,545
Goodwill	16,772	32,572	32,572
Other intangible assets	5,653	7,127	7,369
Other assets	50,293	41,467	40,891
Total assets	1,625,323	1,596,865	1,617,355

Non-interest bearing deposits	181,163	178,689	187,145
Interest bearing deposits	1,128,384	1,082,698	1,081,232
Total deposits	1,309,547	1,261,387	1,268,377

Federal funds and repurchase agreements	6,780	9,728	17,945
Other borrowings	135,975	151,547	152,367
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	3,007	3,537	3,523
Other liabilities	6,429	3,770	4,824
Total liabilities	1,492,666	1,460,897	1,477,964

Preferred stock, 30,000 shares issued and outstanding	28,717	-	-
Common stock, 9,069,346, 9,063,346 and 9,060,080
shares issued & outstanding	48,544	45,317	45,300
Additional paid-in capital	28,721	30,447	30,395
Nonvested restricted stock awards	747	780	743
Retained earnings	25,906	60,133	64,683
Accumulated other comprehensive income	21	(727)	(1,748)
Total First M&F Corp equity	132,656	135,950	139,373
Noncontrolling interests in subsidiaries	1	18	18
Total equity	132,657	135,968	139,391
Total liabilities & equity	1,625,323	1,596,865	1,617,355

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Interest and fees on loans	16,076	20,330	33,349	42,485
Interest on loans held for sale	37	98	116	195
Taxable investments	2,495	2,357	4,811	4,714
Tax exempt investments	536	546	1,098	1,053
Federal funds sold	14	46	39	134
Interest bearing bank balances	2	28	8	105
Total interest income	19,160	23,405	39,421	48,686

Interest on deposits	6,106	8,149	12,491	17,870
Interest on fed funds and repurchase agreements	24	101	57	161
Interest on other borrowings	1,272	1,563	2,775	3,439
Interest on subordinated debt	493	492	989	989
Total interest expense	7,895	10,305	16,312	22,459

Net interest income	11,265	13,100	23,109	26,227
Provision for possible loan losses	9,195	6,080	29,035	6,860
Net interest income (expense) after loan loss	2,070	7,020	(5,926)	19,367

Service charges on deposits	2,812	2,930	5,334	5,723
Mortgage banking income	592	232	960	625
Agency commission income	957	1,037	1,928	2,038
Fiduciary and brokerage income	136	198	252	336
Other income	653	862	1,864	2,038
Other-than-temporary impairment on AFS investments,
net of $218 recognized in other comprehensive income	(175)		(175)
Gains on AFS investments	1	11	1	22
Total noninterest income	4,976	5,270	10,164	10,782

Salaries and employee benefits	7,298	7,307	14,460	14,963
Net occupancy expense	1,066	1,026	2,174	2,031
Equipment expenses	734	898	1,489	1,789
Software and processing expenses	467	526	993	957
Foreclosed property expenses	1,526	527	2,282	616
Goodwill impairment	-	-	15,800	-
Intangible asset amortization and impairment	105	121	1,474	242
Other expenses	4,619	3,055	8,184	6,216
Total noninterest expense	15,815	13,460	46,856	26,814

Net income (loss) before taxes	(8,769)	(1,170)	(42,618)	3,335
Income tax expense (benefit)	(3,660)	(710)	(10,252)	653
Net income (loss)	(5,109)	(460)	(32,366)	2,682
Net income (loss) attributable to noncontrolling interests	2	6	(14)	9
Net income (loss) attributable to First M&F Corp	(5,111)	(466)	(32,352)	2,673

Earnings Per Common Share Calculations:
Net income (loss) attributable to First M&F Corp	(5,111)	(466)	(32,352)	2,673
Dividends and accretion on preferred stock	439	-	593	-
Net income (loss) applicable to common stock	(5,550)	(466)	(32,945)	2,673
Earnings (loss) attributable to participating securities (a)	(52)	(8)	(358)	34
Net income (loss) allocated to common shareholders	(5,498)	(458)	(32,587)	2,639

Weighted average shares (basic)	9,065,390	9,060,080	9,064,374	9,062,195
Weighted average shares (diluted)	9,065,390	9,060,080	9,064,374	9,082,003
Basic earnings (loss) per share (a)	$(0.61)	$(0.05)	$(3.60)	$0.29
Diluted earnings (loss) per share	$(0.61)	$(0.05)	$(3.60)	$0.29

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	June 30	December 31	June 30	December 31
	2009	2008	2008	2007
Performance Ratios:
Return on assets (annualized)	-4.01%	0.03%	0.33%	0.92%
Return on equity (annualized) (b)	-45.28%	0.37%	3.75%	10.78%
Return on common equity (annualized) (b)	-54.23%	0.37%	3.75%	10.78%
Efficiency ratio	86.92%	72.77%	71.08%	67.07%
Net interest margin (annualized, tax-equivalent)	3.25%	3.67%	3.69%	3.93%
Net charge-offs to average loans (annualized)	3.97%	0.75%	0.36%	0.28%
Nonaccrual loans to total loans	6.69%	1.74%	0.94%	0.53%
90 day accruing loans to total loans	0.50%	0.48%	0.33%	0.09%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2009	2009	2008	2008
Per Common Share (diluted):
Net income (loss)	(0.61)	(2.99)	(0.48)	0.24
Cash dividends paid	0.01	0.13	0.13	0.13
Book value	11.46	12.14	15.00	15.55
Closing stock price	4.07	6.12	8.46	11.58

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	135,325	132,812	127,704	145,743
Non-residential real estate	672,359	720,783	745,700	759,279
Residential real estate	205,068	204,003	209,696	208,718
Home equity loans	44,827	45,116	45,791	46,201
Consumer loans	40,728	37,451	37,908	38,001
Other loans	9,434	9,087	9,796	8,271
Total loans	1,107,741	1,149,252	1,176,595	1,206,213

Deposit Composition: (in thousands)
Noninterest-bearing deposits	181,163	191,386	178,687	178,980
NOW deposits	286,265	283,521	217,334	219,612
MMDA deposits	163,112	179,313	182,364	176,199
Savings deposits	113,061	114,529	114,281	115,041
Certificates of deposit under $100,000	276,087	269,865	272,463	279,389
Certificates of deposit $100,000 and over	274,472	258,664	276,763	265,216
Brokered certificates of deposit	15,387	15,882	19,495	17,026
Total deposits	1,309,547	1,313,160	1,261,387	1,251,463

Nonperforming Assets: (in thousands)
Nonaccrual loans	74,420	52,084	20,564	22,095
Other real estate	22,575	10,907	11,061	7,191
Investment securities	1,047	-	-	-
Total nonperforming assets	98,042	62,991	31,625	29,286
Accruing loans past due 90 days or more	5,608	1,409	5,686	634
Restructured loans (accruing)	3,633	3,664	3,664	-
Total nonaccrual loan to loans	6.69%	4.51%	1.74%	1.82%
Total nonperforming credit assets to loans and ORE	8.54%	5.40%	2.65%	2.40%
Total nonperforming assets to assets ratio	6.03%	3.84%	1.98%	1.78%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	41,506	24,918	19,618	18,901
Provision for loan loss	9,195	19,840	10,684	2,190
Charge-offs	(19,579)	(3,508)	(5,501)	(1,648)
Recoveries	201	256	117	175
Ending balance	31,323	41,506	24,918	19,618

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2009	2009	2008	2008
Condensed Income Statements: (in thousands)

Interest income	19,160	20,261	22,123	22,479
Interest expense	7,895	8,417	9,374	9,459
Net interest income	11,265	11,844	12,749	13,020
Provision for loan losses	9,195	19,840	10,684	2,190
Noninterest revenues	4,976	5,188	4,832	5,517
Noninterest expenses	15,815	31,041	14,241	13,229
Net income (loss) before taxes	(8,769)	(33,849)	(7,344)	3,118
Income tax expense (benefit)	(3,660)	(6,592)	(2,990)	904
Noncontrolling interest	2	(16)	3	4
Net income (loss)	(5,111)	(27,241)	(4,357)	2,210
Preferred dividends	439	154	-	-
Net income (loss) applicable to common stock	(5,550)	(27,395)	(4,357)	2,210
Earnings (loss) attributable to participating securities (a)	(52)	(306)	(57)	27
Net income (loss) allocated to common shareholders	(5,498)	(27,089)	(4,300)	2,183

Tax-equivalent net interest income	11,654	12,216	13,131	13,400

Selected Average Balances: (in thousands)
Assets	1,611,513	1,645,555	1,611,444	1,599,213
Loans held for investment	1,131,370	1,165,086	1,196,806	1,198,943
Earning assets	1,478,819	1,486,073	1,450,265	1,439,302
Deposits	1,303,615	1,304,905	1,254,382	1,253,701
Equity	138,120	150,128	141,330	140,333
Common equity	109,510	135,791	141,312	140,315

Selected Ratios:
Return on average assets (annualized)	-1.27%	-6.71%	-1.08%	0.55%
Return on average equity (annualized) (b)	-14.84%	-73.59%	-12.27%	6.27%
Return on average common equity (annualized) (b)	-20.40%	-81.82%	-12.27%	6.27%
Average equity to average assets	8.57%	9.12%	8.77%	8.77%
Tangible equity to tangible assets (c)	6.88%	7.18%	6.18%	6.31%
Tangible common equity to tangible assets (c)	5.09%	5.41%	6.18%	6.31%
Net interest margin (annualized, tax-equivalent)	3.16%	3.33%	3.60%	3.70%
Efficiency ratio	93.73%	80.41%	79.29%	69.93%
Net charge-offs to average loans (annualized)	6.87%	1.13%	1.79%	0.49%
Nonaccrual loans to total loans	6.69%	4.51%	1.74%	1.82%
90 day accruing loans to total loans	0.50%	0.12%	0.48%	0.05%
Price to book (x)	0.36	0.50	0.56	0.74
Price to earnings (x)	N/A	N/A	N/A	12.06

First M&F Corporation
Financial Highlights

Historical Earnings Trends: (a)		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
2Q 2009	(5,109)	(5,550)	(5,498)	(0.61)
1Q 2009	(27,257)	(27,395)	(27,089)	(2.99)
4Q 2008	(4,357)	(4,357)	(4,300)	(0.48)
3Q 2008	2,210	2,210	2,183	0.24
2Q 2008	(466)	(466)	(458)	(0.05)
1Q 2008	3,139	3,139	3,097	0.34
4Q 2007	3,561	3,561	3,517	0.38
3Q 2007	3,808	3,808	3,760	0.42
2Q 2007	3,535	3,535	3,492	0.38
1Q 2007	3,554	3,554	3,509	0.39
4Q 2006	3,739	3,739	3,694	0.41

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent) (d)
2Q 2009	31.2	29.92%	1.24%	56.10%
1Q 2009	32.3	29.81%	1.28%	58.85%
4Q 2008	32.8	26.90%	1.19%	62.36%
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%
3Q 2007	35.0	27.83%	1.36%	62.58%
2Q 2007	33.4	26.23%	1.28%	61.04%
1Q 2007	33.7	29.96%	1.50%	61.88%
4Q 2006	33.5	28.03%	1.38%	62.47%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (e)
2Q 2009	3.94%	93.73%
1Q 2009	7.65%	80.41%
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%
3Q 2007	3.24%	66.08%
2Q 2007	3.26%	67.02%
1Q 2007	3.37%	67.41%
4Q 2006	3.38%	68.48%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD June 2009		QTD June 2008
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	9,339	0.06%	5,627	1.96%
Federal funds sold	23,959	0.23%	6,783	2.72%
Taxable investments (amortized cost)	250,023	4.00%	182,982	5.18%
Tax-exempt investments (amortized cost)	57,091	6.01%	56,376	6.21%
Loans held for sale	7,036	2.13%	7,406	5.29%
Loans held for investment	1,131,370	5.72%	1,193,703	6.86%
Total earning assets	1,478,818	5.30%	1,452,877	6.58%
Non-earning assets	132,695		168,688
Total average assets	1,611,513		1,621,565

NOW	280,952	1.42%	211,590	1.49%
MMDA	172,014	1.33%	186,740	2.33%
Savings	113,799	1.51%	116,720	2.32%
Certificates of Deposit	552,134	2.99%	582,841	3.87%
Short-term borrowings	9,013	1.08%	17,693	2.29%
Other borrowings	157,054	4.51%	171,600	4.82%
Total interest bearing liabilities	1,284,966	2.46%	1,287,184	3.22%
Non-interest bearing deposits	184,716		181,134
Non-interest bearing liabilities	3,711		9,197
Preferred equity	28,608		-
Common equity	109,512		144,050
Total average liabilities and equity	1,611,513		1,621,565
Net interest spread		2.84%		3.36%
Effect of non-interest bearing deposits		0.31%		0.40%
Effect of leverage		0.01%		-0.03%
Net interest margin, tax-equivalent		3.16%		3.73%
Less tax equivalent adjustment:
Investments		0.09%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.06%		3.63%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD June 2009		YTD June 2008
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	12,748	0.12%	7,760	2.72%
Federal funds sold	34,331	0.23%	8,624	3.13%
Taxable investments (amortized cost)	220,730	4.40%	185,703	5.11%
Tax-exempt investments (amortized cost)	58,476	6.04%	54,257	6.22%
Loans held for sale	8,006	2.93%	7,255	5.40%
Loans held for investment	1,148,135	5.88%	1,203,412	7.11%
Total earning assets	1,482,426	5.46%	1,467,011	6.77%
Non-earning assets	146,014		171,247
Total average assets	1,628,440		1,638,258

NOW	272,382	1.40%	207,114	1.48%
MMDA	172,378	1.52%	176,223	2.52%
Savings	114,225	1.58%	114,346	2.54%
Certificates of Deposit	562,798	3.02%	608,903	4.19%
Short-term borrowings	9,585	1.20%	12,506	2.59%
Other borrowings	166,540	4.56%	186,225	4.78%
Total interest bearing liabilities	1,297,908	2.53%	1,305,317	3.46%
Non-interest bearing deposits	182,474		180,647
Non-interest bearing liabilities	3,967		9,083
Preferred equity	21,504		-
Common equity	122,587		143,211
Total average liabilities and equity	1,628,440		1,638,258
Net interest spread		2.93%		3.31%
Effect of non-interest bearing deposits		0.31%		0.42%
Effect of leverage		0.01%		-0.04%
Net interest margin, tax-equivalent		3.25%		3.69%
Less tax equivalent adjustment:
Investments		0.10%		0.08%
Loans		0.01%		0.01%
Reported book net interest margin		3.14%		3.60%

First M&F Corporation
Notes to Financial Schedules

(a)
Effective January 1, 2009 the Company adopted FSP EITF 03-6-1which clarifies that unvested restricted stock awards that contain nonforfeitable rights to dividends are considered participating securities and therefore are included in the two-class method calculation of earnings per share. Under this method, all distributed and undistributed earnings are allocated to the Company's common shares and the Company's restricted stock grant shares based on their respective rights to receive dividends. Earnings per share have been revised to reflect the retrospective application of the FSP.

(b)	Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(c)	Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(d)
Contribution margin is calculated as: (Tax-equivalent net interest income plus noninterest revenues minus salaries and benefits) divided by (Tax-equivalent net interest income plus noninterest revenues)

(e)	Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)